Exhibit 99.1

[THE HAIN CELESTIAL GROUP, INC. LOGO OMITTED]

Ira Lamel/Mary Anthes

The Hain Celestial Group, Inc.

631-730-2200

HAIN CELESTIAL ANNOUNCES RECORD FIRST QUARTER

FISCAL YEAR 2013 RESULTS

STRONG NET SALES FROM CONTINUING OPERATIONS UP 25.4%

GAAP EPS FROM CONTINUING OPERATIONS OF $0.42 PER DILUTED SHARE;

ADJUSTED EPS OF $0.40 PER DILUTED SHARE

Enters into Letter of Intent to Acquire BluePrint™

Melville, NY, November 1, 2012—The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading natural and organic products company providing consumers with A Healthy Way of Life™, today reported its results for the first quarter ended September 30, 2012.

Performance Highlights

•	Net sales from continuing operations up 25.4% over the same period in fiscal year 2012
•	GAAP net income from continuing operations up 56.6%; adjusted net income up 35.8%
•	GAAP gross profit and adjusted gross profit up 19.3%
•	GAAP diluted EPS from continuing operations of $0.42, up 50.0%; adjusted diluted EPS of $0.40, up 33.3%
•	Operating free cash flow was $102.1 million for the trailing twelve months ended September 30, 2012, increasing 23.8% over the same period in fiscal year 2012

The Company reported global net sales of $359.8 million from continuing operations, a 25.4% increase compared to net sales of $286.8 million in the first quarter of fiscal year 2012. The Company’s first quarter net sales do not include $12.2 million of net sales in fiscal year 2013 and $5.5 million in fiscal year 2012 from discontinued operations. The Company’s growth came from continued sales momentum in the natural and organic sector across various classes of trade including natural, grocery, mass-market retailers, club stores and e-tailers along with contributions from strategic acquisitions. Strong contribution came from our Celestial Seasonings®, Earth’s Best®, Sensible Portions®, Spectrum®, MaraNatha®, The Greek Gods®, Terra®, Garden of Eatin’®, Arrowhead Mills®, Linda McCartney®, Alba Botanica®, Europe’s Best®, New Covent Garden Soup Co.®, Johnson’s Juice Co.® and Cully & Sully® brands.

For the first quarter, the Company earned $19.8 million of net income from continuing operations as compared to $12.6 million in the prior year first quarter, a 56.6% increase from the prior year, and reported earnings per diluted share from continuing operations of $0.42 compared to $0.28 in the prior year first quarter. Adjusted earnings per diluted share was $0.40 on adjusted net income of $18.6 million in the fiscal year 2013 first quarter as compared to $0.30 per diluted share on adjusted net income of $13.7 million over the prior year first quarter. Adjusted net income and adjusted earnings per diluted share improved 35.8% and 33.3%, respectively, over the prior year first quarter. Adjusted net income excludes acquisition-related items and restructuring charges, discrete tax items and results of discontinued operations.

“We had a strong start to our fiscal year with solid growth of our business led by Hain Celestial United States and with contributions from our expanded international operations during our first quarter. Our increased scale provided us the leverage for improved operating efficiencies across our global portfolio enabling us to deliver solid results from all of our segments. At the same time, our cash conversion cycle improved to 66 days compared 83 days during the first quarter last year,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial.

Enters into Letter of Intent to Acquire BluePrint™

In a separate press release, the Company announced it had entered into a letter of intent to acquire BluePrint™, a recognized leader in juice cleanses and single-serve raw juices based in New York City. The acquisition, which is expected to close by the end of calendar year 2012, is expected to be accretive to Hain Celestial’s earnings in fiscal year 2013. Details of the transaction were not disclosed.

Acquisition of Brands from Premier Foods

In an October 29, 2012 press release, the Company also announced it had completed the strategic acquisition of Premier Foods’ market-leading grocery brands including Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s® and Frank Cooper’s® in the United Kingdom. The Company estimates that net sales during the eight month period from closing to June 30, 2013 will approximate $180 million with accretion in earnings per diluted share during that period of approximately $0.25 before acquisition related charges. These estimates are included in the Company’s updated guidance below.

The Company also announced that its Daily Bread sandwich business, which had been classified as a discontinued operation effective in the fourth quarter of fiscal year 2012, is expected to close tomorrow on its sale to Adelie Foods Group. Under the terms of the transaction the Company will acquire the prepared fruit products business of Adelie, which will be housed at Hain Daniels High Care, Fresh Innovation Center, specializing in healthy fruit and vegetable meal solutions.

Fiscal Year 2013 Guidance

The Company updated its annual guidance for fiscal year 2013 in connection with its recent acquisition of certain of the Premier Foods brands.

•	Total net sales range of $1.780 billion to $1.795 billion.
•	Earnings of $2.35 to $2.45 per diluted share.

Guidance is provided for continuing operations on a non-GAAP basis and therefore excludes results of discontinued operations and acquisition and integration expenses that may be incurred during the Company’s fiscal year 2013, which the Company will continue to identify when it reports its financial results. Guidance excludes the impact of any future acquisitions. Historically, the Company’s sales and earnings are strongest in its second and third quarters, which is expected to continue with the acquisition of the brands from Premier Foods.

Segment Results

The Company’s operations are organized into geographic segments: United States, United Kingdom and Rest of World. The following is a summary of first-quarter results by reportable segment.

	United States	United Kingdom	Rest of World	Corporate/ Other	Consolidated

Q1 FY 2013 Net sales	$252,647	$57,948	$49,212		$359,807
Q1 FY 2012 Net sales	$233,642	$11,238	$41,957		$286,837
% change - 2013 vs. 2012	8.1%	415.6%	17.3%		25.4%

Q1 FY 2013 Operating profit (loss)	$36,517	$(1,026)	$4,406	$(7,621)	$32,276
Q1 FY 2012 Operating profit (loss)	$31,732	$(1,122)	$2,180	$(8,953)	$23,837
% change - 2013 vs. 2012	15.1%	8.6%	102.1%		35.4%

Q1 FY 2013 Operating profit (loss) margin	14.5%	-1.8%	9.0%		9.0%
Q1 FY 2012 Operating profit (loss) margin	13.6%	-10.0%	5.2%		8.3%

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Webcast

Hain Celestial will host a conference call and webcast at 4:30 PM Eastern Time today to review its first quarter fiscal year 2013 results. The conference call will be webcast and available under the Investor Relations section of the Company’s website at www.hain-celestial.com.

The Hain Celestial Group, Inc.

The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic products company in North America and Europe. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Gluten Free Café™, Hain Pure Foods®, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, Ethnic Gourmet®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, GG UniqueFiber®, Natumi®, JASON®, Zia® Natural Skincare, Avalon Organics®, Alba Botanica®, Queen Helene® and Earth’s Best TenderCare®. Hain Celestial has been providing “A Healthy Way of Life™” since 1993. For more information, visit www.hain-celestial.com.

Safe Harbor Statement

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Words such as “plan,” “continue,” “expect,” “expected,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “can,” “positioned,” “should,” “future,” “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements. These forward-looking statements include the Company’s expectations relating to (i) the Company’s guidance for net sales and earnings per diluted share in fiscal year 2013; (ii) the acquisition of certain brands from Premier Foods and the potential improvements to the Company's earnings resulting therefrom; and (iii) the potential acquisition of BluePrint. Forward-looking statements involve known and unknown risks and uncertainties, which could cause the Company’s actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to the Company’s ability to achieve its guidance for net sales and earnings per diluted share in fiscal year 2013 given the economic environment in the U.S. and other markets that it sells products as well as economic, political and business conditions generally and their effect on the Company’s customers and consumers’ product preferences, and the Company’s business, financial condition and results of operations; the Company’s ability to implement its business and acquisition strategy; the Company’s ability to realize sustainable growth, execute productivity initiatives and manage its supply chain; the Company’s ability to effectively integrate its acquisitions; competition; the success and cost of introducing new products as well as the Company’s ability to increase prices on existing products; the Company’s reliance on third party distributors, manufacturers and suppliers; the Company’s ability to maintain existing customers and secure and integrate new customers; the Company’s ability to respond to changes and trends in customer and consumer demand, preferences and consumption; international sales and operations; changes in fuel, raw materials and commodity costs; changes in, or the failure to comply with, government regulations; the availability of natural and organic ingredients; the loss of one or more of our manufacturing facilities; our ability to use our trademarks; reputational damage; product liability; seasonality; and those risks detailed from time-to-time in the Company’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 30, 2012. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including adjusted net income, adjusted gross profit, adjusted diluted EPS, earnings before interest, taxes, depreciation, and amortization ("EBITDA"), adjusted EBITDA and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables “Consolidated Statements of Income with Adjustments” for the three months ended September 30, 2012 and 2011 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Income presented in accordance with GAAP.

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The Company defines EBITDA as net income (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, equity in the earnings of non-consolidated affiliates and stock based compensation. Adjusted EBITDA is defined as net income before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, equity in the earnings of non-consolidated affiliates, stock based compensation and acquisition-related expenses, including integration, and restructuring charges.   The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of performance-based executive compensation.

For the three-month period ended September 30, 2012 and 2011, EBITDA and adjusted EBITDA were calculated as follows:

	Three Months		Trailing 12 Months
	Sep-12	Sep-11	Sep-12	Sep-11
Net Income	16,386	11,690	83,921	57,577
Income taxes	8,336	7,717	39,962	37,861
Interest expense, net	3,441	2,899	15,617	12,787
Depreciation and amortization	8,009	6,314	32,155	24,495
Impairment of long lived assets	0	0	15,098	0
Equity in earnings of non-
consolidated affiliates	738	(68)	(334)	2,253
Stock based compensation	2,892	1,794	9,389	9,075
EBITDA	39,802	30,346	195,808	144,048
Acquisition related expenses
and restructuring charges	640	1,747	(8,388)	905
Adjusted EBITDA	40,442	32,093	187,420	144,953

The Company defines Operating Free Cash Flow as cash provided from or used in operating activities (a GAAP measure) less capital expenditures. We view operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments.

For the trailing twelve-month periods ended September 30, 2012 and 2011, operating free cash flow was calculated as follows:

	Twelve months 9/30/2012	Twelve months 9/30/2011
Cash flow provided by operating activities	$128,293	$93,957
Purchases of property, plant and equipment	(26,193)	(11,497)
Operating free cash flow	$102,100	$82,478

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THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	September 30,	June 30,
	2012	2012
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$36,154	$29,895
Trade receivables, net	181,575	166,677
Inventories	199,916	186,440
Deferred income taxes	17,259	15,834
Other current assets	17,954	19,864
Assets of business held for sale	2,879	30,098
Total current assets	455,737	448,808

Property, plant and equipment, net	154,111	148,475
Goodwill, net	708,849	702,556
Trademarks and other intangible assets, net	311,835	310,378
Investments and joint ventures	46,293	45,100
Other assets	22,586	18,276
Total assets	$1,699,411	$1,673,593

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$205,192	$184,103
Income taxes payable	5,092	5,074
Current portion of long-term debt	252	296
Liabilities of business held for sale	—	13,336
Total current liabilities	210,536	202,809

Deferred income taxes	111,123	107,633
Other noncurrent liabilities	8,571	8,261
Long-term debt, less current portion	360,246	390,288
Total liabilities	690,476	708,991

Stockholders' equity:
Common stock	465	462
Additional paid-in capital	634,343	616,197
Retained earnings	391,497	375,111
Treasury stock	(24,862)	(21,785)
Accumulated other comprehensive income	7,492	(5,383)
Total stockholders' equity	1,008,935	964,602

Total liabilities and stockholders' equity	$1,699,411	$1,673,593

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THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended September 30,
	2012	2011
	(Unaudited)

Net sales	$359,807	$286,837
Cost of sales	264,595	207,033
Gross profit	95,212	79,804

Selling, general and administrative expenses	62,295	54,437
Acquisition related expenses including integration and restructuring charges	641	1,531

Operating income	32,276	23,836

Interest expense and other expenses	3,892	3,548
Income before income taxes and equity in earnings of equity-method investees	28,384	20,288
Income tax provision	7,858	7,717
After-tax (income) loss of equity-method investees	738	(68)

Income from continuing operations	19,788	12,639
Loss from discontinued operations, net of tax	(3,402)	(949)

Net income	$16,386	$11,690

Basic net income per share:
From continuing operations	$0.44	$0.29
From discontinued operations	(0.08)	(0.02)
Net income per share - basic	$0.36	$0.27

Diluted net income per share:
From continuing operations	$0.42	$0.28
From discontinued operations	(0.07)	(0.02)
Net income per share - diluted	$0.35	$0.26

Weighted average common shares outstanding:
Basic	45,017	43,930
Diluted	46,569	45,356

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THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income With Adjustments
Reconciliation of GAAP Results to Non-GAAP Presentation
(in thousands, except per share amounts)

	Three Months Ended September 30,
	2012 GAAP	Adjustments	2012 Adjusted	2011 Adjusted
	(Unaudited)
Net sales	$359,807	—	$359,807	$286,837
Cost of Sales	264,595	—	264,595	207,033
Gross profit	95,212	—	95,212	79,804

Selling, general and administrative expenses	62,295	—	62,295	54,437
Acquisition related expenses including integration and restructuring charges	641	(641)	—	—

Operating income	32,276	641	32,917	25,367

Interest and other expenses, net	3,892	(70)	3,822	3,419
Income before income taxes and equity in earnings of equity-method investees	28,384	711	29,095	21,948
Income tax provision	7,858	1,919	9,777	8,332
After-tax (income) loss of equity-method investees	738	—	738	(68)
Income from continuing operations	19,788	(1,208)	18,580	13,684
Loss from discontinued operations, net of tax	(3,402)	3,402	—	—
Net income	$16,386	$2,194	$18,580	$13,684

Basic net income per share	$0.36	$0.05	$0.41	$0.31

Diluted net income per share	$0.35	$0.05	$0.40	$0.30

Weighted average common shares outstanding:
Basic	45,017		45,017	43,930
Diluted	46,569		46,569	45,356

	FY 2013		FY 2012
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)

Acquisition related fees and expenses and restructuring charges	$641	$109	$631	$236

Contingent consideration expense	—	—	900	338

Acquisition related expenses and restructuring charges	641	109	1,531	574

Accretion on acquisition related contingent consideration	70	17	129	41

Interest and other expenses, net	70	17	129	41

Discrete tax benefit resulting from enacted tax rate change	—	1,793	—	—

Income tax provision	—	1,793	—	—

Loss from discontinued operations	3,402	—	949	—

Total adjustments	$4,113	$1,919	$2,609	$615

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